Exhibit 99.1

Shannon E. Young, III Joins Cobalt International Energy, Inc. as

Chief Financial Officer and Executive Vice President

HOUSTON, TX — August 25, 2015 (BUSINESS WIRE) — Cobalt International Energy, Inc. (“Cobalt”) (NYSE:CIE) today announced that Shannon (Shane) E. Young, III will join Cobalt as Chief Financial Officer and Executive Vice President. Mr. Young is currently Senior Vice President & Chief Financial Officer for Talos Energy LLC. He replaces John P. Wilkirson, who has indicated his desire to pursue other interests. These changes are effective September 1, 2015, and Mr. Wilkirson will remain as a consultant to Cobalt through the end of October to ensure a smooth executive transition.

Commenting on these changes, Joseph H. Bryant, Cobalt’s Chairman and Chief Executive Officer, said, “I am extremely pleased that Shane has agreed to join Cobalt at this time of exceptional opportunity and challenge. Shane’s deep experience in Capital Markets, Investment Banking, and M&A will be put to full use as Cobalt continues to grow. His background is a perfect match for Cobalt at this point in our life-cycle.” Bryant added, “I wish John all the best as he leaves Cobalt and want to thank him on behalf of the Board of Directors and the rest of the Cobalt team for his many years of service.”

Commenting on his new assignment Mr. Young said, “I’m excited about joining the Cobalt team and being an integral part of this great company with such a bright future. Cobalt’s reputation as a leading explorer and operator is well known in the industry. I look forward to progressing and strengthening Cobalt’s financial foundation so that it remains a premier global exploration and production company.”

John Wilkirson added, “My time at Cobalt has been truly special as the company matured from the private start-up to today’s successful public entity.  During the past five years as CFO, I appreciated the opportunity to have led multiple significant and innovative financings.  I feel the timing is right to make this transition and I wish the company all the best in their future endeavors.”

In addition to his current role, Mr. Young has over 20 years’ experience as an Investment Banker at Goldman Sachs, Morgan Stanley, and Salomon Brothers. Mr. Young earned a Bachelor in Business Administration in Finance from The University of Texas at Austin and a Masters in Business Administration with Distinction from the Amos Tuck School of Business at Dartmouth College.

About Cobalt

Cobalt International Energy, Inc. is a publicly traded independent exploration and production company active in deepwater basins in offshore North America and West Africa. Cobalt was formed in 2005 and is headquartered in Houston, Texas.  Cobalt is committed to communicating its performance and actions to promote sustainable corporate social responsibility in a comprehensive, transparent and tangible manner.  To learn more about Cobalt’s commitment to responsible business practices, see Cobalt’s 2014 Corporate Social Responsibility Report, which can be found on Cobalt’s website at http://www.cobaltintl.com/responsibility.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 — that is, statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address Cobalt’s expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words. These forward-looking statements involve certain risks and uncertainties that ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, individuals should refer to Cobalt’s SEC filings. Cobalt undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release, other than as required by law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contacts

Investor Relations:	Media Relations:
Rob Cordray	Lynne L. Hackedorn
Director, Investor Relations	Vice President, Government and Public Affairs
+1 (713) 579-9126	+1 (713) 579-9115